Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT
FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT
THIS THIRD AMENDMENT TO CREDIT AGREEMENT and FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (this “Amendment”), dated as of February 2, 2010, is entered into by and among CORE-MARK HOLDING COMPANY, INC. (“Holdings”), CORE-MARK INTERNATIONAL, INC. (“International”), CORE-MARK HOLDINGS I, INC. (“Holdings I”), CORE-MARK HOLDINGS II, INC. (“Holdings II”), CORE-MARK HOLDINGS III, INC. (“Holdings III”), CORE-MARK MIDCONTINENT, INC. (“Midcontinent”), CORE-MARK INTERRELATED COMPANIES, INC. (“Interrelated”), HEAD DISTRIBUTING COMPANY (“Head”), MINTER-WEISMAN CO. (“Minter-Weisman”; each of Holdings, International, Holdings I, Holdings II, Holdings III, Midcontinent, Interrelated, Head and Minter-Weisman shall be a “Borrower”, International shall be the “Canadian Borrower” and collectively such entities shall be the “Borrowers”), the parties hereto as lenders (each individually, a “Lender” and collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”), JPMORGAN CHASE BANK, N.A. and BANK OF MONTREAL, as Co-Lead Arrangers, JPMORGAN CHASE BANK, N.A., BANK OF MONTREAL and WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as Joint Bookrunners, BANK OF MONTREAL and WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as Co-Syndication Agents, and BANK OF AMERICA, N.A., as Documentation Agent.
RECITALS
A.	Borrowers, Administrative Agent and the Lenders have previously entered into (i) that certain Credit Agreement, dated as of October 12, 2005, as amended or otherwise modified prior to the date hereof by that certain First Amendment to Credit Agreement, dated as of December 4, 2007, that certain Second Amendment to Credit Agreement, dated as of March 12, 2008, and that certain letter agreement to Credit Agreement, dated January 31, 2009 (the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”) and (ii) that certain Pledge and Security Agreement, dated as of October 12, 2005 (as the same may be modified, supplemented or amended from time to time, the “Security Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Existing Credit Agreement.

B.	Borrowers have requested that Administrative Agent and the Lenders amend the Existing Credit Agreement and the Security Agreement and Administrative Agent and the Lenders are willing to amend the Existing Credit Agreement and the Security Agreement pursuant to the terms and conditions set forth herein.

C.	Each Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Administrative Agent’s or any Lender’s rights or remedies as set forth in the Existing Credit Agreement and the other Loan Documents are being waived or modified by the terms of this Amendment.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.	Amendments to Existing Credit Agreement.

(a)	The following definitions are hereby added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:
“Canadian Qualified Lender” means a financial institution that is listed on Schedule I, II, or III of the Bank Act (Canada) or is not a foreign bank for purposes of the Bank Act (Canada), and if such financial institution is not resident in Canada and is not deemed to be resident in Canada for purposes of the Income Tax Act (Canada), that financial institution deals at arm’s length with Canadian Borrower for purposes of the Income Tax Act (Canada).
“Commitment Fee Rate” means, for any day, the per annum rate set forth below, based upon the Line Usage for the prior calendar quarter:

		Commitment Fee
Level	Line Usage	Rate
I	Greater than 33%	0.50%
II	Less than or equal to 33%	0.625%
The Commitment Fee Rate set forth above shall be increased or decreased based upon the Line Usage for the prior calendar quarter, as determined by Administrative Agent.
“Line Usage” means, for any period, the percent equal to (a) the average daily aggregate amount of outstanding Revolving Exposure for all Lenders for such period divided by (b) the average aggregate amount of Revolving Commitments for all Lenders during such period.
“Suppressed Availability” means, as of any date of determination, the result (so long as it is a positive number) of (a) the Borrowing Base as of such date, minus (b) the total Revolving Commitments as of such date; if the result of the foregoing is a negative number, then Suppressed Availability is zero.
“Third Amendment” means, that certain Third Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement, dated as of February 2, 2010, by and among the Borrowers, the Lenders party thereto and the Administrative Agent.
“Third Amendment Effective Date” means the “Third Amendment Effective Date” as defined in the Third Amendment.

(b)	The definition of “Alternate Base Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“ “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.”
(c)	The definition of “Applicable Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“ “Applicable Rate” means (x) at all times prior to the Third Amendment Effective Date, the margin determined in accordance with the terms of the Existing Credit Agreement (as defined in the Third Amendment), and (y) from and after the Third Amendment Effective Date, for any day, with respect to any Eurodollar Revolving Loan or CDOR Revolving Loan, or with respect to the participation fees payable under Section 2.12(b) hereof, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread” or “CDOR Spread”, as the case may be, based upon Holdings’ consolidated EBITDA for the trailing 12 month period as of the most recent determination date:

Eurodollar Spread
EBITDA	and CDOR Spread
Category 1 ≥$90,000,000	2.75%

Category 2 <$90,000,000 ≥$80,000,000	3.00%

Category 3 <$80,000,000 ≥$65,000,000	3.25%

Category 4 <$65,000,000	3.50%

For purposes of the foregoing, (a) the initial Applicable Rate as of the Third Amendment Effective Date shall be the applicable rate per annum set forth above in Category 3, (b) thereafter, the Applicable Rate shall be determined as of the end of each fiscal quarter of Holdings based upon Holdings’ annual or quarterly consolidated financial statements delivered pursuant to Section 5.01, commencing with the later of (i) delivery of the quarterly consolidated financial statements for the fiscal quarter ending December 31, 2009, or (ii) 90 days after the Third Amendment Effective Date, and (c) each change in the Applicable Rate resulting from a change in EBITDA shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that if the Borrowers fail to deliver the annual or quarterly consolidated financial statements required to be delivered by them pursuant to Section 5.01 (and if no waiver or consent with respect thereto has been delivered) EBITDA shall be deemed to be in the Category that is one Category higher than the Category corresponding to EBITDA reported by Holdings in its most recently delivered required financial statements at the option of the Administrative Agent or at the request of the Required Lenders, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.”
(d)	The definition of “Borrowing Base” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“ “Borrowing Base” means, at any time, the sum of (a) the product of (i) 85% multiplied by (ii) the Borrower’s Eligible Accounts at such time minus the Dilution Reserve, plus (b) the lesser of (i) the product of (x) 65% multiplied by (y) the Borrower’s Eligible Inventory (excluding Eligible Inventory consisting of unaffixed tax stamps), valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, and (ii) the product of (x) 85% multiplied by (y) the Net Orderly Liquidation Value of the Borrower’s Inventory identified as “eligible” in the most recent inventory appraisal ordered by the Administrative Agent (excluding Eligible Inventory consisting of unaffixed tax stamps), plus (c) 90% of Eligible Unaffixed Tax Stamps on hand, plus (d) 100% of unrestricted cash and cash equivalents held at, and subject to a first-priority lien in favor of, the Administrative Agent, minus (e) Collateral Reserves; provided that up to two times per calendar year (but never more than once in any six-month period or more than a total of 60 days during any calendar year), the Borrowers may include in the Borrowing Base an Inventory overadvance in an amount not to exceed either (i) $5,000,000 more than the Inventory component of the Borrowing Base from time to time under clause (b) above or (ii) an additional 5% of the Net Orderly Liquidation Value of the Borrowers’ Inventory identified as “eligible” in the most recent inventory appraisal ordered by the Administrative Agent above the Inventory component of the Borrowing Base from time to time under clause (b) above. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(g) of this Agreement.”
(e)	The definition of “Canadian Tobacco Tax Reserve” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Canadian Tobacco Tax Reserve” means a Reserve for Canadian tobacco tax liabilities net of or less restricted cash specifically reserved for such purpose and less the notional value of standby letters of credit specifically issued for such purpose which Reserve will constitute a Collateral Reserve on the Effective Date, provided that in the event that either (a) a Default or Event of Default has occurred and is continuing or (b) Availability is less than $60,000,000, such Reserve shall constitute an Exposure Reserve; provided, however, that Administrative Agent may, in its sole discretion, continue to treat such Reserve as a Collateral Reserve for up to sixty (60) consecutive days in any calendar year so long as: (i) no Default or Event of Default has occurred and is continuing during such period; (ii) Suppressed Availability exceeds $50,000,000 at all times during such period; (iii) Availability is greater than $10,000,000 at all times during such period; and (iv) Borrowers have not exercised their rights to increase the Revolving Commitments to $300,000,000 under Section 2.21 prior to or during such period.”
(f)	The definition of “Eligible Equipment” in Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety.

(g)	The definition of “Maturity Date” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“ “Maturity Date” means February 2, 2014 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.”
(h)	Clause (e) of the definition of “Permitted Acquisition” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“(e) the aggregate purchase price (whether in cash, notes or any other form of non-equity consideration) of all Acquisitions made after the Third Amendment Effective Date shall not exceed $125,000,000 in the aggregate; provided, however, that if at the effective date of any proposed Acquisition that otherwise meets the requirements of this definition of “Permitted Acquisitions”, the Borrowers have pro forma Availability (on both a 60-day look-back and a 60-day look-forward basis and including all non-equity consideration given in connection with such Acquisition as having been paid in cash at the time of making such Acquisition) not less than $100,000,000, such Acquisition shall not be counted against this $125,000,000 total basket;”
(i)	The definition of “PP&E Component” in Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety.

(j)	The definition of “Revolving Commitment” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“ “Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) increased from time to time pursuant to Section 2.21 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04; provided that the aggregate Revolving Commitments shall not at any time exceed $300,000,000. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments as of the Third Amendment Effective Date is $200,000,000. The Revolving Commitments include the Canadian Revolving Commitments available pursuant to the Canadian Subfacility in an aggregate amount not to exceed Cdn.$110,000,000.”
(k)	The first sentence of Section 2.12(a) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“The Borrowers agree to pay to the Administrative Agent for the account of each Lender an unused commitment fee, which shall accrue (x) at all times prior to the Third Amendment Effective Date, at the rate provided in the Existing Credit Agreement (as defined in the Third Amendment) and (y) from and after the Third Amendment Effective Date, at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders’ Revolving Commitments terminate.”
(l)	The first sentence of Section 2.12(b) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender (who is not a Canadian Lender) a participation fee with respect to its participations in Letters of Credit, which shall accrue (A) with respect to standby Letters of Credit, (x) at all times prior to the Third Amendment Effective Date, at the rate provided in the Existing Credit Agreement (as defined in the Third Amendment) and (y) from and after the Third Amendment Effective Date, at a rate equal to the Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans minus 0.50% on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) and (B) with respect to documentary Letters of Credit, (x) at all times prior to the Third Amendment Effective Date, at the rate provided in the Existing Credit Agreement (as defined in the Third Amendment) and (y) from and after the Third Amendment Effective Date, at a rate equal to the Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans minus 0.50% on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), in each case during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue (x) at all times prior to the Third Amendment Effective Date, at the rate provided in the Existing Credit Agreement (as defined in the Third Amendment) and (y) from and after the Third Amendment Effective Date, at the rate of 0.125% per annum (or such other rate as agreed to between Borrowers and the applicable Issuing Bank) on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees (including standard fees with respect to the Existing Letters of Credit) with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.”
(m)	The first sentence of Section 2.21(a) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may from time to time request an increase in the aggregate Revolving Commitments by an amount not less than $10,000,000 for any such increase and not exceeding $100,000,000 for all such increases; provided that any increase in the aggregate Revolving Commitments pursuant to this Section 2.21 shall not result in an increase in the amount of any of the subfacilities contained in this Agreement.”
(n)	Section 5.01(g) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(g) as soon as available but in any event within 20 days of the end of each calendar month, and at such other times as may be necessary to re-determine availability of Advances hereunder or as may be requested by the Administrative Agent, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request; provided that (A) at the option of the Borrowers at any time or (B) at the request of the Administrative Agent in the event that either (x) an Event of Default has occurred and is continuing or (y) Availability is less than $35,000,000 (subject to Availability increases to more than $35,000,000 as set forth in Section 6.13), the reports required pursuant to this clause will be delivered by Wednesday of each calendar week (for the calendar week most recently ended) or more frequently;”
(o)	Section 5.01(h)(iii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“(iii) a worksheet of calculations prepared by the Administrative Borrower to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion; and”
(p)	Section 5.01(j)(iii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“(iii) [Intentionally Omitted]”

(q)	Section 5.09 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“SECTION 5.09. Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company insurance in such amounts and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. The Borrowers will furnish to the Administrative Agent, upon request, information in reasonable detail as to the insurance so maintained.”
(r)	Section 5.11 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“SECTION 5.11. Appraisals and Field Examinations. At any time that the Administrative Agent reasonably requests, the Borrowers and the Subsidiaries will (a) provide the Administrative Agent with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; and (b) permit the Administrative Agent to conduct a field examination of the Collateral and business operations of the Borrowers and the Subsidiaries; provided, however, that if no Default or Event of Default has occurred and is continuing, only one such appraisal per calendar year and two such field examinations per calendar year shall be at the sole expense of the Loan Parties (it being understood that any appraisals or field examinations commenced while a Default or Event of Default exists shall be at the sole expense of the Loan Parties). Notwithstanding the forgoing, Administrative Agent may, in its sole discretion, waive an appraisal of the Inventory and one field examination in any calendar year where Availability has been in excess of $100,000,000 for ninety (90) consecutive days.”
(s)	Section 6.02(i) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(i) Liens arising under operating leases on Equipment.”
(t)	Section 6.08(a)(v) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(v) the Borrowers may make stock repurchases in an aggregate amount after the Third Amendment Effective Date not to exceed $30,000,000, and”

(u)	Section 6.12 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Section 6.12. Interest Deduction The Canadian Borrower will not, in respect of any fiscal year ending in or prior to 2008, without delivering to the Administrative Agent prior notice of such proposed deduction and evidence of compliance with all Canadian withholding tax requirements arising in connection with such proposed deduction, claim a deduction for any interest or other amounts paid to the Administrative Agent in respect of the Loans (excluding Canadian Revolving Loans and the Canadian Swingline Loans) in computing its taxable income earned in Canada for purposes of the Income Tax Act (Canada).”
(v)	Section 6.13 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“SECTION 6.13. Fixed Charge Coverage Ratio. In the event that at any time the Borrowers have Availability less than $30,000,000, the Borrowers will not permit the Fixed Charge Coverage Ratio of Holdings and its consolidated Subsidiaries, determined as of the end of each fiscal quarter of Holdings (for the period of four consecutive fiscal quarters ending on such date), beginning with the fiscal quarter of Holdings most recently ended on the date that Availability was first less than $30,000,000, to be less than 1.1 to 1.0; provided, however, that if, at any time after this Section 6.13 has been triggered, the Borrowers maintain (i) average Availability greater than or equal to $35,000,000 for a 90-day period and (ii) Availability not less than $30,000,000 at all times during such 90-day period, the requirements of this Section 6.13 shall no longer be deemed to be triggered.”
(w)	The following paragraph contained in Article VIII of the Existing Credit Agreement is hereby deleted in its entirety:
“Each Canadian Lender (including, without limitation, any assignee or transferee of all or any part of any of the Obligations owing by the Canadian Borrower) that is not a Canadian resident, or an “authorized foreign bank” (as such term is defined in the Income Tax Act (Canada)), for Canadian tax purposes shall deliver to the Administrative Agent (if it is then permitted to do so under law) two original copies (one for the Borrower) of such other form or forms as may be required under a Canadian tax treaty or any provision of Canadian federal or provincial law as a condition to or exemption from, or reduction of, Canadian withholding tax, if such Lender is so qualified. Such Canadian Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.”
(x)	The second to last paragraph contained in Article VIII of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Each Canadian Lender hereby certifies that it is a Canadian Qualified Lender.”

(y)	Section 9.04(b)(i)(A) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(A) the Administrative Borrower, provided that no consent of the Administrative Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender (other than an assignment by a Canadian Lender to a Lender or an Affiliate which is not a Canadian Qualified Lender) or an Approved Fund or, if a Default or an Event of Default has occurred and is continuing, any other assignee;”
(z)	The third sentence contained in Section 9.04(c)(ii) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“For greater certainty, any Canadian Lender that intends to sell a participation to a Person which is not a Canadian Qualified Lender shall give prior written notice thereof to the Canadian Borrower.”
(aa)	The Commitment Schedule attached to the Existing Credit Agreement is hereby amended and replaced in its entirety with the Commitment Schedule attached to this Amendment.

2.	Amendments to Security Agreement.

(a)	Section 3.11 of the Security Agreement is hereby amended and restated in its entirety as follows:
“3.11 Filing Requirements. None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) vehicles and (b) Patents, Trademarks and Copyrights held by each Grantor and described in Exhibit D.”
(b)	Section 4.3(d) of the Security Agreement is hereby amended and restated in its entirety as follows:
“(d) [Intentionally Omitted].”
(c)	Section 4.3(e) of the Security Agreement is hereby amended and restated in its entirety as follows:
“(e) Titled Vehicles. Each Grantor will give the Administrative Agent notice of its acquisition of any vehicle covered by a certificate of title and deliver to the Administrative Agent, upon request, the original of the vehicle title certificate with respect to any such vehicle and upon Administrative Agent’s request after the occurrence and during the continuance of an Event of Default, provide and/or file all other documents or instruments necessary to have the Lien of the Administrative Agent noted on any such certificate or with the appropriate state office.”
3.	Amendment Fees. The Borrowers shall pay to Administrative Agent for the account of each Lender who executes and delivers this Amendment, a non-refundable amendment fee equal to 0.50% of such Lender’s aggregate Commitment (calculated after giving effect to the amendments contained herein), which amendment fees shall be fully earned and due and payable on the date hereof.

4.	Conditions Precedent to Effectiveness of this Amendment. This Amendment and the amendments to the Existing Credit Agreement contained herein shall become effective, and shall become part of the Credit Agreement, on the date (the “Third Amendment Effective Date”) when each of the following conditions precedent shall have been satisfied in the sole discretion of Administrative Agent or waived by Administrative Agent:
a.	Amendment. Administrative Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

b.	Representations and Warranties. The representations and warranties set forth herein and in the Existing Credit Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) must be true and correct in all material respects, as updated by the schedules attached hereto as Annex A.

c.	Amendment Fee Letters. Administrative Agent shall have received two Amendment Fee Letters, each in form and substance satisfactory to Administrative Agent, executed by Borrowers (each, an “Amendment Fee Letter”).

d.	Payment of Fees. Administrative Agent shall have received from Borrowers all fees due and payable on or before the effective date of this Amendment, including, without limitation: (i) the amendment fees set forth in Section 3 hereof; and (ii) all fees payable in connection with this Amendment pursuant to each Amendment Fee Letter.

e.	Other Required Documentation. Administrative Agent shall have received all other documents and legal matters in connection with the transactions contemplated by this Amendment and such documents shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Administrative Agent.
5.	Assignment. On the Third Amendment Effective Date, but immediately prior to giving effect to the amendments contained in Section 2 of this Amendment, Harris N.A. hereby agrees to sell and assign without representation, recourse, or warranty (except that Harris N.A. represents it has authority to execute and deliver this Amendment and sell its Obligations contemplated hereby, which Obligations are owned by Harris N.A. free and clear of all Liens), and Bank of Montreal hereby agrees to purchase, 100% of Harris N.A.’s outstanding Obligations under the Credit Agreement and the Loan Documents for a purchase price equal to the outstanding principal balance of Loans and accrued but unpaid interest and fees owed to Harris N.A. under the Credit Agreement as of the Third Amendment Effective Date, which purchase price shall be paid in immediately available funds on the Third Amendment Effective Date. Upon the execution and delivery of this Amendment by Harris N.A., the Lenders, and the Borrowers and the payment of the Obligations owing to Harris N.A., Harris N.A. shall cease to be a Lender under the Credit Agreement and the other Loan Documents and (i) Bank of Montreal shall have the rights of Harris N.A.

thereunder subject to the terms and conditions hereof and (ii) Harris N.A. shall have relinquished its rights (other than rights that survive the repayment of the Obligations owed to Harris N.A. in accordance with the terms of the Credit Agreement) and be released from its obligations under the Credit Agreement. The parties hereto agree that, except as provided for in the preceding sentence, all references in the Loan Documents to the Lenders or any Lender shall from and after the date hereof no longer include Harris N.A.

6.	Representations and Warranties. Each Borrower represents and warrants as follows:
a.	Authority. Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery, and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene (i) any law or (ii) any contractual restriction binding on such Borrower, except for contraventions of contractual restrictions which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No other corporate proceedings are necessary to consummate such transactions.

b.	Enforceability. This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Loan Document (as amended or modified hereby) (i) is the legal, valid, and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (ii) is in full force and effect.

c.	Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct in all material respects on and as of the date hereof as though made on and as of the date hereof, as updated by the schedules attached hereto as Annex A.

d.	No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.
7.	Choice of Law. The validity of this Amendment, the construction, interpretation and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance wit the laws of the State of New York.

8.	Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of the Amendment.

9.	Reference to and Effect on the Loan Documents.
a.	Upon and after the Third Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

b.	Upon and after the Third Amendment Effective Date, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Security Agreement, and each reference in the other Loan Documents to “the Security Agreement”, “thereof” or words of like import referring to the Security Agreement, shall mean and be a reference to the Security Agreement as modified and amended hereby.

c.	Except as specifically amended in Section 1 and Section 2 of this Amendment, the Existing Credit Agreement, the Security Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified, and confirmed and shall constitute the legal, valid, binding, and enforceable obligations of Borrowers to Administrative Agent and the Lenders without defense, offset, claim, or contribution.

d.	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
10.	Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Security Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

11.	Estoppel. To induce Administrative Agent and Lenders to enter into this Amendment and to induce Administrative Agent and the Lenders to continue to make advances to Borrowers under the Credit Agreement, each Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim, or objection in favor of any Borrower as against Administrative Agent or any Lender with respect to the Obligations.

12.	Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject mater hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

13.	Severability. In case any provision in this Amendment shall be invalid, illegal, or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality , and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.	Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Administrative Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

CORE-MARK HOLDING COMPANY, INC.
By	/s/ Greg Antholzner
	Name:	Greg Antholzner
	Title:	VP Finance & Treasurer

CORE-MARK INTERNATIONAL, INC.
By	/s/ Greg Antholzner
	Name:	Greg Antholzner
	Title:	VP Finance & Treasurer

CORE-MARK HOLDINGS I, INC.
By	/s/ Greg Antholzner
	Name:	Greg Antholzner
	Title:	VP Finance & Treasurer

CORE-MARK HOLDINGS II, INC.
By	/s/ Greg Antholzner
	Name:	Greg Antholzner
	Title:	VP Finance & Treasurer

CORE-MARK HOLDINGS III, INC.
By	/s/ Greg Antholzner
	Name:	Greg Antholzner
	Title:	VP Finance & Treasurer

CORE-MARK MIDCONTINENT, INC.
By	/s/ Greg Antholzner
	Name:	Greg Antholzner
	Title:	VP Finance & Treasurer

CORE-MARK INTERRELATED COMPANIES, INC.
By	/s/ Greg Antholzner
	Name:	Greg Antholzner
	Title:	VP Finance & Treasurer

HEAD DISTRIBUTING COMPANY
By	/s/ Greg Antholzner
	Name:	Greg Antholzner
	Title:	VP Finance & Treasurer

MINTER-WEISMAN CO.
By	/s/ Greg Antholzner
	Name:	Greg Antholzner
	Title:	VP Finance & Treasurer

Acknowledged and agreed to as of the date set forth above:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Revolving Lender
By	/s/ Kevin D. Padgett
	Name:	Kevin D. Padgett
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Canadian Lender
By	/s/ Steve Voigt
	Name:	Steve Voigt
	Title:	Senior Vice President

BANK OF AMERICA, N.A., as a Revolving Lender
By	/s/ Gregory A. Jones
	Name:	Gregory A. Jones
	Title:	SVP

BANK OF AMERICA, N.A., (acting through its Canada branch), as a Canadian Lender
By	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as a Revolving Lender
By	/s/ Juan Barrera
	Name:	Juan Barrera
	Title:	Vice President

WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), as a Canadian Lender
By	/s/ Juan Barrera
	Name:	Juan Barrera
	Title:	Vice President

UNION BANK, N.A., as a Revolving Lender
By	/s/ Michele Scafani
	Name:	Michele Scafani
	Title:	Vice President

UNION BANK, N.A., CANADA BRANCH as a Canadian Lender
By	/s/ Michele Scafani
	Name:	Michele Scafani
	Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Revolving Lender and a Canadian Lender
By	/s/ Patrik G. Norris
	Name:	Patrik G. Norris
	Title:	Director

BANK OF MONTREAL, as a Revolving Lender
By	/s/ Michael W. Scolaro
	Name:	Michael W. Scolaro
	Title:	Managing Director

BANK OF MONTREAL, as a Canadian Lender
By	/s/ Sean P. Gallaway
	Name:	Sean P. Gallaway
	Title:	Vice President

[PAGE INTENTIONALLY LEFT BLANK]

HARRIS N.A.
By	/s/ Michael W. Scolaro
	Name:	Michael W. Scolaro
	Title:	Managing Director

COMMITMENT SCHEDULE

	Revolving	Canadian
Lender	Commitment	Commitment
JPMorgan Chase Bank, N.A.	$45,000,000	cdn.$	24,750,000
Wachovia Capital Finance Corporation (Western)	$45,000,000	cdn.$	0
Wachovia Capital Finance Corporation (Canada)	$0	cdn.$	24,750,000
Bank of America, N.A.	$25,000,000	cdn.$	13,750,000
Union Bank, N.A.	$20,000,000	cdn.$	11,000,000
The Bank of Nova Scotia	$20,000,000	cdn.$	11,000,000
Bank of Montreal	$45,000,000	cdn.$	24,750,000

Total	$200,000,000	cdn.$	110,000,000

ANNEX A
See attached.

CORE-MARK INTERNATIONAL, INC.

SCHEDULE OF INTELLECTUAL PROPERTY	ANNEX A
Trademarks

Mark	Legal Entity	Country	Classes	App. No.	App. Date	Reg. No.	Reg. Date	Status
ARCADIA BAY	Core-Mark International, Inc.	United States	30	75/441,335	2/26/98	2,216,513	1/5/1999	Registered
ARCADIA BAY	Core-Mark International, Inc.	United States	35	75/501,429	6/11/98	2,323,187	2/29/2000	Registered
CABLE CAR	Core-Mark International, Inc.	United States	29, 30, 31	72/333,672	7/28/69	0,929,258	2/15/72	Registered
CABLE CAR (and design)	Core-Mark International, Inc.	Canada	NA	887,595	8/14/98	TMA515,324	8/25/99	Registered
CABLE CAR (and design)	Core-Mark International, Inc.	United States	30	75/177,978	10/07/96	2,108,906	10/28/97	Registered
CABLE CAR (and design)	Core-Mark International, Inc.	United States	29, 30	77/363,344	1/3/08	3,574,884	2/17/09	Registered
CABLE CAR SINCE 1890 & Design	Core-Mark International, Inc.	United States	30	74/354,407	2/1/93	1,810,976	12/14/93	Registered
CORE-MARK	Core-Mark International, Inc.	Canada	NA	480,956	1/15/82	TMA272,823	10/15/82	Registered
CORE-MARK	Core-Mark International, Inc.	United States	42	73/360,195	4/16/82	1,283,707	6/26/84	Registered
CORE-MARK INTERNATIONAL & Design (New Design Logo)	Core-Mark International, Inc.	United States	42	74/389,810	5/13/93	1,834,121	5/3/94	Registered
CORE-MARK INTENRATIONAL & Design Logo (YOU CAN COUNT ON US)	Core-Mark International, Inc.	United States	42	74/391,973	5/18/93	1,834,123	5/3/94	Registered
EMERALD	Core-Mark International, Inc.	United States	16	74/278,498	5/26/92	1,930,380	10/31/95	Registered

CORE-MARK INTERNATIONAL, INC.

SCHEDULE OF INTELLECTUAL PROPERTY	ANNEX A
Trademarks

Mark	Legal Entity	Country	Classes	App. No.	App. Date	Reg. No.	Reg. Date	Status
EMERALD	Core-Mark International, Inc.	United States	16	76/354,062	12/31/01	2,807,166	1/20/04	Registered
JAVA STREET (and design)	Core-Mark International, Inc.	United States	35	75/849,949	11/16/99	2,429,626	2/20/01	Registered
QUICKEATS	Core-Mark International, Inc.	United States	35	78/912,119	6/20/06	3,390,137	2/26/08	Registered
QUICKEATS	Core-Mark International, Inc.	United States	43	78/912,123	6/20/06	3,337,314	11/13/07	Registered
RICHLAND VALLEY	Core-Mark International, Inc.	United States	29	77/113,939	2/22/07			Allowed
RICHLAND VALLEY	Core-Mark International, Inc.	United States	30	77/114,070	2/22/07			Allowed
RICHLAND VALLEY	Core-Mark International, Inc.	United States	32	77/113,953	2/22/07			Allowed
RICHLAND VALLEY (and design)	Core-Mark International, Inc.	United States	29	77/116,349	2/26/07			Allowed
RICHLAND VALLEY (and design)	Core-Mark International, Inc.	United States	30	77/116,345	2/26/07			Allowed
RICHLAND VALLEY (and design)	Core-Mark International, Inc.	United States	32	77/113,975	2/22/07			Allowed

CORE-MARK INTERNATIONAL, INC.

SCHEDULE OF INTELLECTUAL PROPERTY	ANNEX A
Trademarks

Mark	Legal Entity	Country	Classes	App. No.	App. Date	Reg. No.	Reg. Date	Status
SMARTSTOCK	Core-Mark International, Inc.	Canada	NA	867,945	2/2/98	TMA737,108	3/27/09	Registered
SMARTSTOCK	Core-Mark International, Inc.	United States	35	75/334,833	8/2/97	2,271,065	8/17/99	Registered
TASTEFULLY YOURS	Core-Mark International, Inc.	United States	30	74/073,273	6/27/90	1,721,154	9/29/92	Registered
TASTEFULLY YOURS	Core-Mark International, Inc.	United States	29	74/234,229	12/30/91	1,711,973	9/1/92	Registered
Tradenames
The company uses and has registered a number of trade names including derivatives of the legal corporate names listed on schedule 3.15. In addition, the company runs its two consolidation warehouses using the names Allied Merchandising Industry and Artic Cascade and a number of derivatives thereof.

CORE-MARK INTERNATIONAL, INC. SCHEDULE OF INSURANCE as of January 7, 2010	ANNEX A

		Policy	Policy		AM Best			Deductible
	Policy	Number	Period	Carrier	Rate	Limits		Comments	Premium
CASUALTY
1	Commercial General Liability	HDO G24938153	1/1/2010 - 1/1/2011	ACE American Insurance Company	A+ XV	$3,000,000	Each Occurrence	$500,000 Deductible	$116,587
						$3,000,000	Personal & Advertising Injury	(excluding ALAE)	(excl claim handling and loss control)
						$3,000,000	Products-Completed Operations Aggregate
						$5,000,000	General Aggregate
						$1,000,000	Damage to Premises Rented to you — Any one Premise
						Excluded	Medical Expense
	Employee Benefits Liability					$1,000,000	Each Claim
	(Claims Made)					$1,000,000	Aggregate
Retro Date: 1/1/09
2	Business Automobile Liability	ISA H08583572	1/1/2010 - 1/1/2011	ACE American Insurance Company	A+ XV	$5,000,000	Liability — Any Auto	$500,000 Deductible	$875,853
	& Physical Damage					Statutory	Personal Injury Protection	(excluding ALAE)	(excl claim handling and loss control)
						Statutory	Uninsured/Underinsured Motorists
						$500,000	Comprehensive Deductible — Owned Autos
						$500,000	Collision Deductible — Owned Autos
Auto Physical Damage (Symbols 2 & 8)
						$500,000	Comprehensive Deductible
						$500,000	Collision Deductible
3	Workers Compensation &	WLR C45709127	1/1/2010 - 1/1/2011	ACE American Insurance Company	A+ XV	Statutory	Workers Compensation	$500,000 Deductible	$735,047
	Employers Liability							(excluding ALAE)	(excl claim handling and loss control)
	(Deductible)						Emploiyers Liability
	(All states Except Wisconsin)					$1,000,000	Bodily Injury by Accident — Each Accident
						$1,000,000	Bodily Injury by Disease — Policy Limit		(incl assessments)
						$1,000,000	Bodily Injury by Disease — Each Employee
(Incl in WC Premium above)
4	Workers Compensation &	SCF C45709139	1/1/2010 - 1/1/2011	ACE American Insurance Company	A+ XV	Statutory	Workers Compensation	$500,000 Deductible
	Employers Liability							(excluding ALAE)
	(Retro)						Emploiyers Liability
	(Wisconsin)					$1,000,000	Bodily Injury by Accident — Each Accident
						$1,000,000	Bodily Injury by Disease — Policy Limit
						$1,000,000	Bodily Injury by Disease — Each Employee
5	Umbrella Liability - Lead	XOO G24905159	1/1/2010 - 1/1/2011	ACE Property & Casualty Ins. Co.	A+ XV	$25,000,000	Each Occurrence	$10,000 Self Insured Retention	$180,392
						$25,000,000	General Aggregate
6	Excess Liability	LQ1 B71-073620-110	1/1/2010 - 1/1/2011	Liberty Insurance Underwriters, Inc.	A XV	$35,000,000	Each Occurrence		$78,000
				(Liberty International)		$35,000,000	General Aggregate
Excess of $25,000,000
$5,000 Deductible - Per Claim or Corrective
7	Storage Tank Liability	G21858584 - 002	6/7/09 - 6/7/10	ACE American Insurance Company	A+ XV	$2,000,000	Per Storage Tank Incident	Action Cost	$690
						$2,000,000	Aggregate	Retrodate: May 30, 1997
						$2,000,000	Aggregate Legal Defensive Expenses

CORE-MARK INTERNATIONAL, INC. SCHEDULE OF INSURANCE as of January 7, 2010	ANNEX A

		Policy	Policy		AM Best			Deductible
	Policy	Number	Period	Carrier	Rate	Limits		Comments	Premium
8	Foreign Liability	CXCD36926235	1/1/2010 — 1/1/2011	ACE American Insurance Company	A+ XV	$3,000,000	Per Occurrence		$8,050
						$3,000,000	Products/Completed Operations Aggregate		US$
						$3,000,000	Personal & Advertising Injury Agggregate
						$3,000,000	Premises Damage Per Occurrence
						$10,000	Medical Expenses Any One Person
						$1,000,000	Employee Benefits Liability ($1,000 Deductible)
						$3,000,000	Contingent Auto Liability
Benefits for Voluntary Compensation —
North Americans — State of Hire
Third Country Nationals — Country of Origin
Local Nationals — Employers Liability only

						$500,000	Policy Limit for Medical Assistance Services
						$1,000,000	EL — Each Accident — Bodily Injury by Accident
						$1,000,000	EL — Each Employee — Bodily Injury by Disease
						$1,000,000	EL — Policy Limit — Bodily Injury by Disease
	Canadian General Liability	CGL322703	1/1/2010 — 1/1/2011	ACE-INA Insurance (Toronto, Canada)	A+ IX	$3,000,000	Per Occurrence. Bodily Injury, Property Damage, Personal Injury & Advertising Injury and Employer’s Liability Combined.	Nil	$62,338
						$3,000,000	Products/Completed Operations Annual Agg		US$
	Canadian Non-owned Auto Liability						Legal Liability For Bodily Injury To Or Death Of Any Person Or Damage To
	(for Short-term Rental Units)	SPF425908	1/1/2010 — 1/1/2011	ACE-INA Insurance (Toronto, Canada)	A+ IX	$3,000,000	Property Of Others Not In The Care, Custody Or Control Of The Insured.	Nil	$12,667
US$
	Canadian Auto Liability	CAC301871	3/31/09 — 3/31/2010	ACE INA (Marsh — Calgary)	A+ IX	CAD 3,000,000	Per Occurrence. Third Party Liability and Statutory Accident Benefits, CSL	CAD 5,000 Property Damage Reimbursement Deductible	CAD 112,607
PROPERTY
9	Property	12815363	08/01/09 — 08/01/10	Lexington Insurance Co.	A XV		$25,000,000 lead — US Locations	$25,000/Core deductible	$838,766
	including Boiler & Machinery			Southern Risk Specialists			Refer to Policy for additional sub-limits	Earth Movement: $100,000 Per Occurrence EXCEPT	Excluding taxes
Earth Movement California Locations: 5% TIV
	and including ADC AND RDC							per location / $250,000 (min)	and surcharges
Flood: $100,000 Per Occurrence EXCEPT
Flood-Zone A Buildings: $500,000 Per Occ.
Flood-Zone A Contents: $500,000 Per Occ.
Flood-Zone A — Time Element: $100,000 Per Occ.
Named Windstorm in Tier 1 counties in AL, GA,
NC, SC, MS, LA, TX, VA and all of FL: 5%TIV
per location /$250,000 (min)
Inland Transit: $25,000
9 (A)	Property	9897653	8/1/09 — 8/1/10	AIG Commercial Insurance Company	A XV		$25,000,000 lead — Canada Locations	$25,000/Core	USD 61,234
	Including Boiler & Machinery			of Canada			Refer to Policy for additional sub-limits	Earth Movement: $100,000 Per Occurrence	Excluding provincial
								Flood: $100,000 Per Occurrence	taxes
Refer to policy for additional deductibles
10	Property	PL325709	8/1/09 — 8/1/10	Lloyd’s of London	A XV		$45,000,000 Part of $50,000,000	Refer to Cover Note for Excess Wording Clause	$92,778
	Including Boiler & Machinery						Excess $25,000,000		Excluding taxes
	and including ADC AND RDC						Program Sublimits Apply		and surcharges
for US Locations
(One policy issued for US & Canada but
							Marsh Dallas bills for the US Locations &		USD 11,623
							Marsh Toronto bills for the Canada Locations)		for Canada locations
Excluding provincial
taxes

CORE-MARK INTERNATIONAL, INC. SCHEDULE OF INSURANCE as of January 7, 2010	ANNEX A

		Policy	Policy		AM Best			Deductible
	Policy	Number	Period	Carrier	Rate	Limits		Comments	Premium
11	Property Including Boiler & Machinery and including ADC AND RDC	GEP2427	8/1/09 - 8/1/10	Lloyd’s of London	A XV		$5,000,000 Part of $50,000,000 Excess $25,000,000 Program Sublimits Apply	Refer to Cover Note for Excess Wording Clause	$10,309
									Excluding taxes and surcharges
									for US Locations
							(One policy issued for US & Canada but		USD 1,546
							Marsh Dallas bills for the US Locations &		for Canada locations
							Marsh Toronto bills for the Canada Locations)		Excluding provincial
									taxes
12	Property	XIN37628	8/1/09 - 8/1/10	Integon Specialty	A- IX		$25,000,000	Refer to Policy for Excess	$30,000
	Including Boiler & Machinery	US Locations Only					Excess $75,000,000	Wording Clause	Excluding taxes
	and including ADC AND RDC						Program Sublimits Apply		and surcharges
							US Locations Only		NOT COVERED
									for Canada
									locations
13	Stand Alone Terrorism	TER2008004	2/15/09 - 2/15/10	Lloyds of London	A XV		$15,103,481	$10,000	$7,000
	for MN Warehouse								Excluding taxes
	3750 Wells Fargo Center								fee and surcharges
	90 South 7th St.
	Minneapolis, MN 55402
								Total Property	#VALUE!
									Excluding taxes
									and surcharges
	FINPRO
14	Directors & Officers Liability	ELU114376-09	11/01/09-11/01/10	XL Specialty Insurance Company	A XV	Limit (agg):	$25,000,000	$0 retention- Non-Indemnifiable Claims	$450,000
				(ELU)				$250,000 retention- Each Indemnifiable Claim
								$750,000 retention- Each Securities Claim
15	Directors & Officers Liability (Side A DIC)	V15WQ309PNDM	11/01/09-11/01/10	Beazley Insurance Company, Inc.	A VIII	Limit (agg):	$10,000,000 excess $25,000,000	above	$110,000
16	Directors & Officers Liability (Side A DIC)	DFX0009945	11/01/09-11/01/10	Great American Insurance Company	A XIII	Limit (agg):	$10,000,000 excess $35,000,000	above	$93,253
17	Directors & Officers Liability (Side A DIC)	MCN729336/01/2009	11/01/09-11/01/10	Axis Insurance Company	A XV	Limit (agg):	$10,000,000 excess $45,000,000	above	$75,042
18	Directors & Officers Liability (Side A DIC)	DOC 5942529-01	11/01/09-11/01/10	Zurich American Insurance Company	A XV	Limit (agg):	$10,000,000 excess $55,000,000	above	$61,500
19	Directors & Officers Liability (Side A DIC)	8210-9429	11/01/09-11/01/10	Federal Insurance Company (Chubb)	A++ XV	Limit (agg):	$5,000,000 excess $65,000,000	above	$26,000
20	Fiduciary Liability	MCN735529/01/2009	11/01/09-11/01/10	Axis Insurance Company	A XV	Limit (agg):	$10,000,000	$50,000 retention per Claim	$26,405
							$10,000,000 (each
21	Commercial Crime	FI4N439386004	04/05/09-04/05/10	Liberty Mutual Insurance Company	A XV	Limit:	loss, except for certain sub-limited coverages)	$250,000 Each Claim	$57,191
				National Union Fire Ins. Co. of			$5,000,000 (each	(except for certain sub-limits)
22	Special Crime	647-2001	08/05/07-08/05/10	Pittsburgh PA	A XV	Limit:	loss, except for certain sub-limited coverages)	$0	$10,996

ADC — ARIZONA DISTRIBUTION CENTER SCHEDULE OF INSURANCE As of January 7, 2010

		Policy	Policy		AM Best			Deductible
	Policy	Number	Period	Carrier	Rate	Limits		Comments	Premium
CASUALTY (Separate Program for ADC)
1	Commercial General Liability	OGL G24938177	1/1/2010 - 1/1/2011	ACE American Insurance Company	A+ XV	$1,000,000	Each Occurrence	Guaranteed Cost	$36,154
						$1,000,000	Personal & Advertising Injury
						$2,000,000	Products-Completed Operations Aggregate
						$2,000,000	General Aggregate
						$300,000	Damage to Premises Rented to you — Any one Premises
						$10,000	Medical Expense — Any one Person
						$1,000,000	Each Claim
						$1,000,000	Aggregate
						$1,000	Deductible
Retro Date: 1/1/09
2	Business Automobile Liability & Physical Damage	CAL H08583596	1/1/2010 - 1/1/2011	ACE American Insurance Company	A+ XV	$5,000,000	Liability Each Accident — Any Auto	Guaranteed Cost	$156,651
						Statutory	Personal Injury Protection
						$5,000	Medical Payments — Owned Autos
						$100,000	Uninsured/Underinsured Motorists Each Accident — Owned Autos
							Auto Physical Damage (Symbols 2 & 8)		Included
						$2,500	Comprehensive Deductible (ACV) — Owned Autos & Hired Car
						$2,500	Collision Deductible (ACV) — Owned Autos & Hired Car
3	Workers Compensation & Employers Liability	NWC C45709152	1/1/2010 - 1/1/2011	ACE American Insurance Company	A+ XV	Statutory	Workers Compensation	Guaranteed Cost	$274,536

(Includes CM Arizona)
Emploiyers Liability
						$1,000,000	Bodily Injury by Accident — Each Accident
						$1,000,000	Bodily Injury by Disease — Policy Limit
						$1,000,000	Bodily Injury by Disease — Each Employee
UMBRELLA / EXCESS (Refer to Core-Mark Program)
	Refer to policies on “Core-Mark” tab no separate policy for ADC						Included on Umbrella/Excess Liability program		Refer to “Core-Mark” tab

PROPERTY (Refer to Core-Mark program)
	Refer to policies on “Core-Mark” tab						Included on Property program		Refer to “Core-Mark” tab no separate policy for ADC

RDC — VALERO REGIONAL DISTRIBUTION CENTER SCHEDULE OF INSURANCE As of January 7, 2010

		Policy	Policy		AM Best
	Policy	Number	Period	Carrier	Rate	Limits		Comments	Premium
CASUALTY (Separate Program for TDC)
1	Commercial General Liability	OGL G24938165	1/1/2010 - 1/1/2011	ACE American Insurance Company	A+ XV	$1,000,000	Each Occurrence	Guaranteed Cost	$84,757
						$1,000,000	Personal & Advertising Injury
						$2,000,000	Products-Completed Operations Aggregate
						$2,000,000	General Aggregate
						$300,000	Damage to Premises Rented to you — Any one Premises
						$10,000	Medical Expense - Any one Person

						$1,000,000	Each Claim
						$1,000,000	Aggregate
						$1,000	Deductible
Retro Date: 1/1/09
2	Business Automobile Liability	CAL H08583584	1/1/2010 - 1/1/2011	ACE American Insurance Company	A+ XV	$5,000,000	Liability Each Accident — Any Auto	Guaranteed Cost	$196,390
	& Physical Damage					Statutory	Personal Injury Protection
	(Including Auto Loan/Lease Gap Coverage)					$5,000	Medical Payments — Owned Autos
						$100,000	Uninsured/Underinsured Motorists Each Accident — Owned Autos

							Auto Physical Damage (Symbols 2 & 8)		Included
						$2,500	Comprehensive Deductible (ACV) — Owned Autos & Hired Car
						$2,500	Collision Deductible (ACV) — Owned Autos & Hired Car

							Auto Loan / Lease Gap Coverage — all leased autos		Included

3	Workers Compensation &	NWC C45709140	1/1/2010 - 1/1/2011	ACE American Insurance Company	A+ XV	Statutory	Workers Compensation	Guaranteed Cost	$400,194
Employers Liability
Emploiyers Liability
						$1,000,000	Bodily Injury by Accident — Each Accident
						$1,000,000	Bodily Injury by Disease — Policy Limit
						$1,000,000	Bodily Injury by Disease — Each Employee
UMBRELLA / EXCESS (Refer to Core-Mark Program)
	Refer to policies on “Core-Mark” tab no separate policy for RDC						Included on Umbrella/Excess Liability program		Refer to “Core-Mark” tab
PROPERTY (Refer to Core-Mark Program)
	Refer to policies on “Core-Mark” tab no separate policy for RDC						Included on Property program		Refer to “Core-Mark” tab

								Total	$681,341